EXHIBIT 2.1
                               ARTICLES OF MERGER

                        LASER MORTGAGE MANAGEMENT, INC.
                            (a Maryland corporation)

                                      INTO

                        LASER MORTGAGE MANAGEMENT, INC.
                            (a Delaware corporation)

     This is to certify that:

     FIRST: LASER MORTGAGE MANAGEMENT, INC., a Maryland corporation (the "Merged Corporation"), and LASER MORTGAGE MANAGEMENT, INC., a Delaware corporation (the "Successor Corporation"), agree to merge.

     SECOND: The Merged Corporation is incorporated in the State of Maryland. The Successor Corporation was incorporated in the State of Delaware under the General Corporation Law of the State of Delaware on May 1, 2001.

     THIRD: The merger shall become effective upon filing with the Secretary of State of the State of Delaware the Certificate of Ownership and Merger (the "Effective Time").

     FOURTH: The principal office of the Merged Corporation is located in Baltimore City. The Successor Corporation has no principal office in the State of Maryland. The address of the Successor Corporation's resident agent in the State of Maryland is 300 Lombard Street, Baltimore, Maryland 21201. The address of the Successor Corporation's principal office in the State of Delaware is Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

     FIFTH: The Merged Corporation owns no interest in land in the State of Maryland.

     SIXTH: (a) The total number of shares of stock which the Merged Corporation has authority to issue is one hundred million (100,000,000) shares, consisting of seventy-five million (75,000,000) shares of common stock, par value one-tenth of one cent ($.001) per share, and twenty-five million (25,000,000) shares of preferred stock, par value one cent ($.01) per share. The aggregate par value of all shares of all classes that the Merged Corporation has authority to issue is $325,000.00.

          (b) The total number of shares of stock which the Successor Corporation has authority to issue is twenty-five million (25,000,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value one-tenth of one cent ($.001) per share, and five million (5,000,000) shares of preferred stock, par value one cent ($.01) per share. The aggregate par value of all shares of all classes that the Successor Corporation has authority to issue is $70,000.00.

     SEVENTH: At the Effective Time, the Merged Corporation shall be merged with and into the Successor Corporation; the separate existence of the Merged Corporation shall cease and the Successor Corporation shall continue in existence and shall possess any and all purposes and powers of the Merged Corporation; and all assets, rights, properties and privileges, as well as all debts, liabilities, obligations and duties of the Merged Corporation shall be transferred to, vested in and devolved upon the Successor Corporation without further act or deed. Eighth: The manner and basis of converting or exchanging issued stock of the merging corporations into different stock or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged, shall be as follows:

          (a) Each share of common stock of the Merged Corporation that is outstanding immediately prior to the Effective Time shall be converted into one
(1) share of common stock of the Successor Corporation at the Effective Time, without the necessity of any action on the part of the holder thereof.

          (b) Each share of common stock of the Successor Corporation that is outstanding immediately prior to the Effective Time (all of which are owned by the Merged Corporation) shall be canceled and become authorized but unissued shares at the Effective Time.

          (c) Effective as of the Effective Time, each holder of a certificate which prior thereto represented shares of common stock of the Merged Corporation, shall, upon surrender of the same, be entitled to receive in exchange therefor a certificate representing the number of shares of common stock of the Successor Corporation into which the shares theretofore represented by the certificate so surrendered shall have been converted as provided in the foregoing paragraph (a). Until so surrendered, each such outstanding certificate that prior to the Effective Time represented shares of stock of the Merged Corporation shall be deemed for all corporate purposes, to evidence ownership of the number of shares of common stock of the Successor Corporation into which such shares shall have been so converted.

     NINTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by the Merged Corporation and the Successor Corporation in the manner and by the vote required by their respective charters and the laws of the State of Maryland and the State of Delaware, respectively. The manner of approval by the Merged Corporation and the Successor Corporation was as follows:

          (a) The merger was (i) duly authorized by the board of directors of the Merged Corporation by adoption at a meeting duly held on April 25, 2001, at which a quorum was present and at which the board of directors acted by at least a majority of its members present, of a resolution declaring that the merger is advisable and approved substantially upon the terms and conditions set forth in these Articles by adoption at a meeting duly held on May 30, 2001, at which a quorum was present and at which the board of directors acted by at least a majority of its members present, of a resolution approving of these Articles and of a resolution directing that the merger be submitted for consideration at a meeting of the stockholders of the Merged Corporation, and (ii) duly approved by the stockholders of the Merged Corporation at a meeting of the stockholders held on July 27, 2001, pursuant to notice duly given, by the affirmative vote of a majority of the votes entitled to be cast.

          (b) The board of directors of the Successor Corporation approved the merger set forth in these Articles by unanimous written consent dated as of May 30, 2001, in the manner prescribed by and in accordance with the provisions of the General Corporation Law of the State of Delaware relating to mergers. The sole stockholder of the Successor Corporation approved the merger set forth in these Articles by written consent dated as of May 30, 2001, in the manner prescribed by and in accordance with the provisions of the General Corporation Law of the State of Delaware relating to mergers.

     IN WITNESS WHEREOF, the Merged Corporation has caused these Articles to be signed in its corporate name and on its behalf by its President and the Successor Corporation has caused these Articles to be signed in its corporate name and on its behalf by its President, each of whom acknowledges that these Articles are the act of the Merged Corporation and the Successor Corporation, respectively, and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles that relate to the corporation on whose behalf he has signed are true in all material respects.

                                        LASER MORTGAGE MANAGEMENT, INC.,
                                        a Maryland corporation


                                        /s/ William J. Michaelcheck
                                        ----------------------------------
                                        William J. Michaelcheck, President


ATTEST:


By /s/ Charles R. Howe, II
   ----------------------------------(SEAL)
   Charles R. Howe, II, Secretary


                                        LASER MORTGAGE MANAGEMENT, INC.,
                                        a Delaware corporation


                                        /s/ William J. Michaelcheck
                                        ------------------------------------
                                        William J. Michaelcheck, President


ATTEST:


By /s/ Charles R. Howe, II
   ----------------------------------(SEAL)
   Charles R. Howe, II, Secretary